SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Chief Executive Officer

Effective November 10, 2014, the Board of Directors of Aaron’s, Inc. (the “Company”) appointed John W. Robinson III as a director of the Company and as the Company’s Chief Executive Officer.

Prior to the appointment, Mr. Robinson, age 42, served as Executive Vice President of the Company and President and Chief Executive Officer of the Company’s Progressive Leasing subsidiary.  Previously, Mr. Robinson was Chief Executive Officer of Progressive Finance Holdings, LLC (“Progressive Finance”) from 2011 until its acquisition by the Company in April 2014.  Prior to joining Progressive Finance, Mr. Robinson served as President and Chief Operating Officer of TMX Finance LLC (d/b/a TitleMax).  He joined TitleMax as Chief Operating Officer in 2004 and was appointed President in 2008.

In connection with Mr. Robinson’s appointment, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Robinson, dated November 10, 2014.  The Agreement provides for a base salary of $700,000 and a 2015 target bonus opportunity of 100% of base salary.  It also provides that Mr. Robinson will receive a 2015 equity award with a grant date value of $5.2 million. In addition, Mr. Robinson received an award of 5,000 restricted stock units, which will vest on November 10, 2015.

The Agreement has an initial term of three years, which is automatically extended on a daily basis, such that the term remains three years, unless the Company provides notice of non-renewal of the term.  The Agreement provides that in the event that Mr. Robinson is terminated without “cause” by the Company, or he terminates his employment for “good reason” (in each case as defined in the Agreement), he will receive (a) payment of 24 months of base salary; (b) payment of 200% of his target annual bonus for his year of termination; (c) a payment based on his average bonus paid for the two years prior to termination, pro rata for the amount of time that has elapsed since the beginning of the year in which such termination occurs; and (d) payment of the Company’s portion of his health insurance premiums for 24 months.

The Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.

In connection with Mr. Robinson’s appointment, Gilbert L. Danielson, who has served as the Company’s interim Chief Executive Officer since August 31, 2014, will return to his role as Executive Vice President and Chief Financial Officer.

The Company issued a press release, dated November 10, 2014, related to these matters, which is attached hereto as Exhibit 99.1.

Kamerschen Bonus

On November 4, 2014, the Compensation Committee of the Board of Directors of the Company approved a special bonus of $150,000 to Robert W. Kamerschen, the Company’s Executive Vice President, General Counsel and Corporate Secretary.  The bonus is subject to a clawback in the event Mr. Kamerschen voluntarily terminates his employment, other than for good reason, prior to November 4, 2015.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Date: November 10, 2014		Executive Vice President,
Chief Financial Officer